Exhibit 23.1
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

The Board of Directors
BellaCasa Productions, Inc.:

We consent to the use of our report dated October 1, 2001 in the Registration Statement on Form SB-2 (Amendment 6) of BellaCasa Productions, Inc. for the registration of 1,200,000 units, each unit consisting of one share of common stock, one Class A warrant and one Class B warrant to purchase additional common stock and to the reference to our firm under the heading "Experts" therein.

                                        /s/ Parks, Tschopp, Whitcomb & Orr, P.A.

Maitland, Florida
December 3, 2001